SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) November 7, 1996

                             Cali Realty Corporation
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             (Exact name of registrant as specified in its charter)


         Maryland                    1-13274                   22-3305147
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(state or other jurisdiction       (Commission                (IRS Employer
     or incorporation)             File Number)           Identification Number)


                  11 Commerce Drive, Cranford, New Jersey 07016
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        Registrant's telephone number, including area code (908) 272-8000


                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         From November 7, 1996 through December 29, 1996, Cali Realty Corporation and subsidiaries (the "Company") acquired, through three individual transactions with unrelated sellers, a three-building office complex, two neighboring office buildings and one individual office building (collectively, the "Acquisitions"). Each of the Acquisitions was disclosed as a proposed acquisition in the Company's Current Report on Form 8-K, dated October 29, 1996. The aggregate acquisition cost of the Acquisitions was approximately $90.4 million.

         The following is a summary of each of the Acquisitions:

         On November 7, 1996, the Company acquired Five Sentry Parkway East & West ("Five Sentry"), a two-building office complex comprised of approximately 131,000 net rentable square feet located in Plymouth Meeting, Montgomery County, Pennsylvania, for approximately $12.4 million in cash, which was drawn from one of the Company's credit facilities. Such borrowing was subsequently repaid from the net proceeds received from the Company's public common stock offering of 17,537,500 shares (the "November Offering") on November 22, 1996.

         On  December  10,  1996,  the  Company   acquired  300  Tice  Boulevard
("Whiteweld"), a 230,000 net rentable square foot office building located in Woodcliff Lake, Bergen County, New Jersey, for approximately $35.0 million in cash, made available from the net proceeds received from the November Offering.

         On December 17, 1996, the Company acquired the International Court at Airport Business Center ("Airport Center"), a three-building office complex comprised of approximately 370,000 net rentable square feet located in Lester, Delaware County, Pennsylvania for approximately $43.0 million in cash, made available from the net proceeds received from the November Offering.

         The foregoing descriptions of the Acquisitions are not intended to be complete and are qualified in their entirety by the completed text of material agreements setting forth the specific terms of the Acquisitions, which material agreements are filed as Exhibits 10.51 through 10.56 hereto and are incorporated herein by reference.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits.

(c)      Exhibits.

Exhibit
Number                              Exhibit Title
------                              -------------

10.51 Agreement of Assignment of Agreement for Purchase and Sale of Real Estate and Related Property, dated as of October 23, 1996, between Bryemere, L.P. and Five Sentry Realty Associates, L.P.

10.52 Purchase Agreement, dated October 11, 1996, between Whiteweld Centre, Inc. and Cali Realty Acquisition Corporation.

10.53 First Amendment to Purchase Agreement, dated as of December 10, 1996, by and between Whiteweld Centre, Inc. and Cali Realty Acquisition Corporation.

10.54 Agreement of Sale, dated October 23, 1996, by and among Henderson/Tinicum Partnership, International Court II Limited Partnership, International Court III Joint Venture, Wilbur C. Henderson & Son, David Henderson and Cali Realty Acquisition Corporation.

10.55 Amendment to Agreement of Sale, dated December 3, 1996, by and among Henderson/Tinicum Partnership, International Court II Limited Partnership, International Court III Joint Venture, Wilbur C. Henderson & Son, David Henderson and Cali Realty Acquisition Corporation.

10.56 Second Amendment to Agreement of Sale, dated December 17, 1996, by and among Henderson/Tinicum Partnership, International Court II Limited Partnership, International Court III Joint Venture, Wilbur
            C. Henderson & Son, David Henderson and Cali Realty Acquisition Corporation.

                                   SIGNATURES


         Pursuant to the requiremenets of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 1996

                                      CALI REALTY CORPORATION

                                      By:  /s/ Thomas A. Rizk
                                          ------------------
                                          Thomas A. Rizk
                                          President and Chief
                                          Executive Officer

                                      By: /s/Barry Lefkowitz
                                          ------------------
                                          Barry Lefkowitz
                                          Vice President - Finance
                                          and Chief Financial
                                          Officer

                                 Exhibit Index


Exhibit
Number                              Exhibit Title
------                              -------------

10.51 Agreement of Assignment of Agreement for Purchase and Sale of Real Estate and Related Property, dated as of October 23, 1996, between Bryemere, L.P. and Five Sentry Realty Associates, L.P.

10.52 Purchase Agreement, dated October 11, 1996, between Whiteweld Centre, Inc. and Cali Realty Acquisition Corporation.

10.53 First Amendment to Purchase Agreement, dated as of December 10, 1996, by and between Whiteweld Centre, Inc. and Cali Realty Acquisition Corporation.

10.54 Agreement of Sale, dated October 23, 1996, by and among Henderson/Tinicum Partnership, International Court II Limited Partnership, International Court III Joint Venture, Wilbur C. Henderson & Son, David Henderson and Cali Realty Acquisition Corporation.

10.55 Amendment to Agreement of Sale, dated December 3, 1996, by and among Henderson/Tinicum Partnership, International Court II Limited Partnership, International Court III Joint Venture, Wilbur C. Henderson & Son, David Henderson and Cali Realty Acquisition Corporation.

10.56 Second Amendment to Agreement of Sale, dated December 17, 1996, by and among Henderson/Tinicum Partnership, International Court II Limited Partnership, International Court III Joint Venture, Wilbur
            C. Henderson & Son, David Henderson and Cali Realty Acquisition Corporation.